As filed with the Securities and Exchange Commission on April 13, 2011

Registration No. 333-152950

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Western Lucrative Enterprises, Inc.

(Name of small business issuer in its charter)

Iowa	3942	26-3045445
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Western Lucrative Enterprises

73726 Alessandro Dr., Suite 103

Palm Desert, CA 92260

(760) 363-6189

(Address and telephone number of principal executive offices and principal place of business)

Harold Gewerter

5440 W. Sahara 3rd Floor

Las Vegas, NV 89146

(702)382-1714

(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

This Post Effective Amendment is filed solely for the purpose of deregistering all shares registered in the prior post effective amendments to the extent such shares have not been sold to date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Morongo Valley, State of California on April 13, 2011.

Western Lucrative Enterprises, Inc.

By: /s/ Neville Pearson

Neville Pearson

President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on April 13, 2011.

/s/ Neville Pearson

President, Secretary, Treasurer, and Director

Neville Pearson

Principal Executive Officer, Principal Financial

Officer, and Principal Accounting Officer)